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                                                                Exhibit 99.1
NORDSTROM

For release: May 14, 2009 at 1:05 p.m. PT
--------------------------------------------

               NORDSTROM REPORTS FIRST QUARTER 2009 EARNINGS

     SEATTLE, Wash. - May 14, 2009 - Nordstrom, Inc. (NYSE: JWN) today reported net earnings of $81 million, or $0.37 per diluted share, for the first quarter ended May 2, 2009. For the same quarter last year, Nordstrom reported net earnings of $119 million, or $0.54 per diluted share. Included in the 2009 first quarter results was a benefit of approximately $12 million, or $0.06 per diluted share, related to the closure of the company's 2007 federal tax return audit. Excluding this benefit, 2009 first quarter net earnings were $69 million, or $0.31 per share.

     Net sales in the first quarter were $1.71 billion, a decrease of 9.2 percent compared with sales of $1.88 billion during the same period in fiscal 2008. First quarter same-store sales decreased 13.2 percent compared with the same period in fiscal 2008.

FIRST QUARTER SUMMARY

     In the first quarter, overall business trends were consistent with the company's business plans. The company planned sales based on recent trends and maintained its discipline with respect to inventory and expenses, allowing it to exceed earnings plans.

     -Full-line same-store sales decreased 16.5 percent. Sales for Nordstrom Direct were approximately flat. Top-performing merchandise categories were dresses, junior women's apparel and cosmetics, while the South and Mid-Atlantic regions were the top-performing geographic areas.

     -Nordstrom Rack outperformed most of its off-price competitors with a same-store sales increase of 1.2 percent.

     -Gross profit, as a percentage of sales, decreased 215 basis points compared with last year's first quarter. Approximately half of the decline was due to the impact of fixed buying and occupancy costs as a percentage of reduced sales. The company was effective in aligning its inventory levels with its current sales trends. Quarter-end total inventory per square foot was down 12 percent from the prior year, which is better than total company sales trends.

     -Retail selling, general and administrative expenses decreased $46 million compared with last year's first quarter. Excluding $17 million in additional expenses from stores opened since the first quarter of 2008, retail selling, general and administrative expenses decreased $63 million. The company opened 6 full-line stores and 10 Nordstrom Rack stores since the first quarter of 2008, increasing retail square footage by 1.2 million or 5.7 percent.

     -Credit selling, general and administrative expenses increased $42 million compared with last year's first quarter due to higher charge-offs and additions to reserves for bad debt.

EXPANSION UPDATE

     On March 6, 2009, Nordstrom relocated and opened a full-line store at Fashion Place in Murray, Utah. On March 27, 2009, it opened a 143,000-square-foot full-line store at Cherry Hill Mall in Cherry Hill, New Jersey, and on April 17, 2009, it opened a 143,000-square-foot full-line store at Northshore Mall in Peabody, Massachusetts.
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     During the first quarter of fiscal 2009, Nordstrom also opened four
Nordstrom Rack stores at Bergen Town Center in Paramus, New Jersey, Park Lane in Dallas, Texas, The Commons at Southtowne in Sandy, Utah and Orland Park Place in Orland Park, Illinois. On May 7, 2009, Nordstrom opened a Nordstrom Rack store at Ravenswood 101 in East Palo Alto, California.

FISCAL YEAR 2009 OUTLOOK

     Based on first quarter performance, the company is revising its outlook for the 2009 fiscal year to reflect increases in gross profit and credit card revenue, partly offset by an increase in bad debt expense. For the 2009 fiscal year, Nordstrom expects earnings per diluted share in the range of $1.25 to $1.50, increased from the previous range of $1.10 to $1.40. The company's revised expectations for fiscal 2009, which include the impact of $0.06 per diluted share tax benefit described above, are as follows:

Same-store Sales                               10% to 15% decrease
Gross Profit (%)                               130 to 200 basis point decrease
Retail Selling, General and Admin. Expense ($) $100 to $200 million decrease
Credit Card Revenue                            $75 to $80 million increase
Credit Selling, General and Admin. Expense ($) $35 to $45 million increase Total Selling, General and Admin. Expense (%) 90 to 120 basis point increase
Interest Expense, net                          $20 to $25 million increase
Effective Tax Rate                             36.5% to 37.0%
Earnings per Diluted Share                     $1.25 to $1.50
Diluted Shares Outstanding                     218 million

CONFERENCE CALL INFORMATION
     The company's senior management will host a conference call to discuss first quarter results at 4:30 p.m. Eastern Daylight Time today. To listen, please dial 630-395-0076 (passcode: NORD). A telephone replay will be available beginning approximately one hour after the conclusion of the call by dialing 203-369-0463 until the close of business on May 21, 2009. Interested parties may also listen to the live call over the Internet by visiting the Investor Relations section of the company's corporate Web site at http://investor.nordstrom.com. An archived webcast will be available in the Webcasts section through August 12, 2009.

ABOUT NORDSTROM
     Nordstrom, Inc. is one of the nation's leading fashion specialty retailers, with 176 stores located in 28 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 111 full-line stores, 61 Nordstrom Racks, two Jeffrey boutiques, and two clearance stores. Nordstrom also serves customers through its online presence at http://www.nordstrom.com and through its catalogs. Nordstrom, Inc. is publicly traded on the NYSE under the symbol JWN.

Certain statements in this news release contain "forward-looking" information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties, including, but not limited to, anticipated financial outlook for the fiscal year ending January 30, 2010, anticipated annual same-store sales rate, anticipated store openings and trends in company operations. Such statements are based upon current beliefs and expectations of the company's management and are subject to significant risks and uncertainties. Actual future results and trends may differ materially from historical results or current expectations depending upon factors including, but not limited to the impact of deteriorating economic and market conditions and the resultant impact on consumer spending patterns, the company's ability to respond to the business environment and fashion trends, the company's ability to safeguard its brand and reputation, effective inventory management, efficient and proper allocation of the company's capital resources, successful execution of the company's store growth strategy including the timely completion of construction associated with newly planned stores, relocations and remodels, all of which may be impacted by the financial health of third


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parties, the company's compliance with applicable banking and related laws and regulations impacting the company's ability to extend credit to its customers, trends in personal bankruptcies and bad debt write-offs, availability and cost of credit, changes in interest rates, disruptions in the company's supply chain, the company's ability to maintain its relationship with vendors and developers who may be experiencing economic difficulties, the geographic locations of the company's stores, the company's ability to maintain its relationships with its employees and to effectively train and develop its future leaders, the company's compliance with information security and privacy laws and regulations, employment laws and regulations and other laws and regulations applicable to the company, successful execution of the company's information technology strategy, successful execution of the company's multi-channel strategy, risks related to fluctuations in world currencies, weather conditions and hazards of nature that affect consumer traffic and consumers' purchasing patterns, the effectiveness of planned advertising, marketing, and promotional campaigns, the company's ability to control costs, and the timing and amounts of share repurchases by the company. Our SEC reports, including our Form 10-K for the fiscal year ended January 31, 2009, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.


Investor Contact:                         Media Contact:
Rob Campbell                              Brooke White
Nordstrom, Inc.                           Nordstrom, Inc.
(206) 303-3290                            (206) 373-3030






































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                                        NORDSTROM, INC.
                         CONSOLIDATED STATEMENTS OF EARNINGS - 1st Quarter
                       ------------------------------------------------------
                               (unaudited; amounts in millions,
                                    except per share data)

                                                       Quarter                    Quarter
                                                        ended                      ended
                                                       5/2/09                      5/3/08
                                                     ----------                  ----------
Net sales                                            $  1,706                    $   1,879
Credit card revenues                                       86                           70
                                                     ----------                  ----------
Total revenues                                          1,792                        1,949
Cost of sales and related buying & occupancy costs     (1,107)                      (1,179)
Selling, general and administrative expenses:
     Retail stores, direct and other segments            (447)                        (493)
     Credit segment                                       (92)                         (50)
                                                     ----------                  ----------
Earnings before interest and income taxes                 146                          227
Interest expense, net                                     (31)                         (31)
                                                     ----------                  ----------
Earnings before income taxes                              115                          196
Income tax expense                                        (34)                         (77)
                                                     ----------                  ----------
Net earnings                                         $     81                    $     119
                                                     ==========                  ==========


Earnings per share
     Basic                                           $   0.38                    $    0.54
     Diluted                                         $   0.37                    $    0.54

ADDITIONAL DATA
Weighted average shares outstanding
     Basic                                              215.9                        218.6
     Diluted                                            217.4                        221.7


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                                           NORDSTROM, INC.
                                     CONSOLIDATED BALANCE SHEETS
                       ------------------------------------------------------
                                   (unaudited;  amounts in millions)

                                                     5/2/09                            5/3/08
                                                   ----------                        ----------

Assets
Current assets:
     Cash and cash equivalents                    $     78                          $    119
     Accounts receivable, net                        1,921                             1,806
     Merchandise inventories                         1,004                             1,079
     Current deferred tax assets, net                  220                               181
     Prepaid expenses and other                         70                                75
                                                   ----------                        ----------
Total current assets                                 3,293                             3,260
Land, buildings and equipment, net                   2,231                             2,061
Goodwill                                                53                                53
Other assets                                           183                               212
                                                   ----------                        ----------
Total assets                                      $  5,760                          $  5,586
                                                  ===========                        ===========


Liabilities and Shareholders' Equity
Current liabilities:
     Commercial paper                             $    265                          $      -
     Accounts payable                                  594                               638
     Accrued salaries, wages and related benefits      182                               197
     Other current liabilities                         539                               568
     Current portion of long-term debt                 375                               260
                                                   ----------                        ----------
Total current liabilities                            1,955                             1,663

Long-term debt, net                                  1,862                             2,235
Deferred property incentives, net                      459                               381
Other liabilities                                      210                               249

Commitments and contingencies

Shareholders' equity:
     Common stock, no par value: 1,000 shares
       authorized; 216.2 and 216.9 shares
       issued and outstanding                        1,014                               957
     Retained earnings                                 269                               123
     Accumulated other comprehensive loss              (9)                               (22)
                                                   ----------                        ----------
Total shareholders' equity                           1,274                             1,058
                                                   ----------                        ----------
Total liabilities and shareholders' equity        $  5,760                          $  5,586
                                                  ===========                        ===========

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                                         NORDSTROM, INC.
                             CONSOLIDATED STATEMENTS OF CASH FLOWS
                    ------------------------------------------------------
                                (unaudited;  amounts in millions)

                                                             Quarter                Quarter
                                                              ended                  ended
                                                              5/2/09                5/3/08
                                                            -----------           -----------
Operating Activities
Net earnings                                               $     81              $    119
Adjustments to reconcile net earnings to net
 cash provided by operating activities:
     Depreciation and amortization of buildings
       and equipment                                             77                    72
     Amortization of deferred property incentives
       and other, net                                           (10)                  (10)
     Stock-based compensation expense                             7                     6
     Deferred income taxes, net                                 (20)                  (10)
     Tax benefit from stock-based payments                        1                     2
     Excess tax benefit from stock-based payments                (1)                   (2)
     Provision for bad debt expense                              67                    26
     Change in operating assets and liabilities:
          Accounts receivable                                   (16)                   (1)
          Merchandise inventories                              (114)                 (139)
          Prepaid expenses                                        3                     -
          Other assets                                           (4)                    1
          Accounts payable                                       84                   110
          Accrued salaries, wages and related benefits          (32)                  (71)
          Other current liabilities                             (16)                   (5)
          Income taxes                                           47                    23
          Deferred property incentives                           42                    28
          Other liabilities                                       9                     4
                                                             -----------           -----------
Net cash provided by operating activities                       205                   153
                                                             -----------           -----------

Investing Activities
Capital expenditures                                           (102)                 (142)
Change in accounts receivable originated at third
 parties                                                        (30)                  (42)
Other, net                                                        -                    (1)
                                                             -----------           -----------
Net cash used in investing activities                          (132)                 (185)
                                                             -----------           -----------

Financing Activities
Payments on commercial paper                                    (10)                     -
Principal payments on long-term borrowings                       (1)                   (2)
(Decrease) increase in cash book overdrafts                     (32)                    2
Proceeds from exercise of stock options                           3                     5
Proceeds from employee stock purchase plan                        7                     9
Excess tax benefit from stock-based payments                      1                     2
Cash dividends paid                                             (35)                  (35)
Repurchase of common stock                                        -                  (188)
                                                             -----------           -----------
Net cash used in financing activities                           (67)                 (207)
                                                             -----------           -----------
Net increase (decrease) in cash and cash equivalents              6                  (239)
Cash and cash equivalents at beginning of period                 72                   358
                                                             -----------           -----------
Cash and cash equivalents at end of period                 $     78              $    119
                                                             ===========           ===========
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                                        NORDSTROM, INC.
                         STATEMENTS OF EARNINGS BY SEGMENT - 1st Quarter
                       ------------------------------------------------------
                       (unaudited; amounts in millions, except percentages)


Our Retail Stores segment includes our full-line and Rack stores; our Direct segment includes our online store; and our Other segment includes our product development group and corporate center operations. The following table summarizes the results of our Retail Stores, Direct and Other segments for the quarter ended May 2, 2009 compared with the quarter ended May 3, 2008:

                                       Quarter ended 5/2/09             Quarter ended 5/3/08
                                     -------------------------        -------------------------
                                     Amount      % of sales(1)        Amount      % of sales(1)
                                     ----------     ----------        ----------     ----------
Net sales                           $  1,706          100.0%          $  1,879         100.0%
Cost of sales and related buying
     & occupancy costs                (1,095)         (64.2%)           (1,170)        (62.2%)
                                     ----------     ----------        ----------     ----------
Gross profit                             611           35.8%               709          37.8%
Selling, general and administrative
     expenses                           (447)         (26.2%)             (493)        (26.2%)
                                     ----------     ----------        ----------     ----------
Earnings before interest and income
     taxes                               164            9.6%               216          11.5%
Interest expense, net                    (21)          (1.2%)              (18)         (1.0%)
                                     ----------     ----------        ----------     ----------
Earnings before income taxes        $    143            8.4%          $    198          10.5%
                                     ==========     ==========        ==========     ==========

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(1) Subtotals and totals may not foot due to rounding.


Our Credit segment earns finance charges and late fee income through operation of the Nordstrom private label and Nordstrom VISA credit cards. The following table summarizes the results of our Credit segment for the quarter ended May 2, 2009 compared with the quarter ended May 3, 2008:

                                                       Quarter                    Quarter
                                                        ended                      ended
                                                       5/2/09                      5/3/08
                                                     ----------                  ----------
Credit card revenues                                 $     86                    $      70
Interest expense                                          (10)                         (13)
                                                     ----------                  ----------
Net credit card income                                     76                           57
Cost of sales - loyalty program                           (12)                          (9)
Selling, general and administrative expenses:
     Operational and marketing expense                    (25)                         (24)
     Bad debt expense                                     (67)                         (26)
                                                     ----------                  ----------
Earnings before income taxes                         $    (28)                   $      (2)
                                                     ==========                  ==========

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